UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021

UNIQUE LOGISTICS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50612	01-0721929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

154-09 146th Ave., Jamaica, NY 11434

(Address of principal executive offices, including zip code)

(718) 978-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 1, 2021, Unique Logistics International, Inc., a Nevada corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Trillium Partners LP and Carpathia LLC (each a “Buyer”) pursuant to which the Company issued to each Buyer a Note in the aggregate principal amount of $1,000,000, respectively, for a total of $2,000,000 (collectively the “Notes”). The Notes mature on March 31, 2022 (the “Maturity Date”).

Interest on this Notes shall initially accrue on the outstanding Principal Amount (as defined therein) at a rate equal to twelve (12)% per annum during the first 120 calendar days following the issuance date of this Note (“Issue Date”). Commencing 121 days following the Issue Date and continuing thereafter, absent an Event of Default (as defined therein), interest shall accrue on the outstanding Principal Amount at a rate equal to eighteen (18)% per annum. The Principal Amount and all accrued Interest shall become due and payable on the Maturity Date. Upon the occurrence of any Event of Default, including at any time following the Maturity Date, a default interest rate equal to twenty four percent (24%) per annum shall be in effect as to all unpaid principal then outstanding.

The Company shall pay a minimum interest payment equal to twelve percent (12%) on the Principal Amount, or $120,000 (“Minimum Interest Payment”).

The Company may prepay the Notes at any time in whole or in part by making a payment equal to (a) the Principal Amount owed under the Notes plus (b) the greater of: (i) all accrued and unpaid interest, or (ii) the Minimum Interest Payment.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the Notes were made in reliance upon the exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amendment to Designation of Series A Convertible Preferred Stock

On October 6, 2021, the Company filed an amendment to the Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock (“Certificate of Designation”) with the Secretary of the State of Nevada primarily to extend the Anti-Dilution Termination Date as defined herein. All capitalized terms not defined herein are defined in the Certificate of Designation.

Specifically, in the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Company or other persons, assets (excluding cash dividends) or options or rights as applicable, then, in each such case for the purpose, the holders of the Series A Convertible Preferred (the “Series A Preferred”) shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock into which their shares of Series A Preferred are convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution. If and whenever on or after the date on which the Holder received shares of Series A Preferred Stock (“Issuance Date”) through the earlier of (i) March 31, 2022 or (ii) a Qualified Financing (as defined herein) (the “Anti-Dilution Termination Date”), the Company issues or sells, or in accordance with the terms herein is deemed to have issued or sold, any shares of Common Stock or Common Stock Equivalents (a “Dilutive Issuance”), the number of Conversion Shares issuable upon conversion will be adjusted to entitle the holder to acquire such number of shares of Common Stock (the “Adjustment Shares”) necessary to maintain the Holders Fully-Diluted Ownership Percentage at the time of the Issuance Date.

The foregoing is a summary description of the rights and preferences of the Series A Preferred Stock and does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation of Series A Preferred Stock which is filed hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 3.1	Certificate of Designation, Preferences and Rights of Series A Preferred Stock, as filed with the Secretary of the State of Nevada on October 6, 2021
Exhibit 10.1	Form of Securities Purchase Agreement
Exhibit 10.2	Form of Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE LOGISTICS INTERNATIONAL, INC.

Dated: October 7, 2021	By:	/s/ Sunandan Ray
Sunandan Ray
Chief Executive Officer